Exhibit (a)(2)

                            CERTIFICATE OF AMENDMENT

                        Pursuant to Section 18-202 of the
                          Limited Liability Company Act

           FIRST: The name of the limited liability company is Excelsior Private Equity Fund III, LLC.

           SECOND: The Certificate of Formation is hereby amended to change the name of the limited liability company to Excelsior Venture Partners III, LLC.

           THIRD: Accordingly, Article 1 of the Certificate of Formation shall, as amended, read as follows:

           1. "The name of the limited liability company is Excelsior Venture Partners III, LLC."

           IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 26th day of April, 2000.


                     EXCELSIOR PRIVATE EQUITY FUND III, LLC

                     By: /s/ Nathan Bouley
                         -------------------------------------
                         Name:  Nathan Bouley
                         Title: Authorized Person